Exhibit 15.2

Consent of Independent Registered Public Accounting Firm

We consent to use in this Annual Report on Form 20-F of Blue Gold Limited (the “Annual Report”) of our report dated April 28, 2026 with respect to the consolidated financial statements of Blue Gold Limited as of and for the years ended December 31, 2025 and 2024. We hereby consent to the reference to us under the caption “Change in Registrant’s Certifying Accountant” in the Annual Report.

April 28, 2026

Houston, Texas

PKF Littlejohn LLP

By:	/s/ PKF Littlejohn LLP
	Name:	Nicholas Joel
	Title:	Partner